Exhibit 5.1

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January 10, 2020

Parsley Energy, Inc.

303 Colorado Street, Suite 3000

Austin, TX 78701

Ladies and Gentlemen:

We have acted as special counsel to Parsley Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of 65,412,650 shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A common stock”) to be sold by certain stockholders of the Company (the “Selling Stockholders”).

In connection with the registration of the Class A common stock, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement and the exhibits thereto, (ii) the organizational documents of the Company and (iii) the minutes and records of the corporate proceedings of the Company.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

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January 10, 2020 Page 2

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Class A common stock are offered or sold as contemplated by the Registration Statement;

(ii) if applicable, a prospectus supplement or term sheet, as applicable (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Class A common stock offered thereby and will comply with all applicable laws; and

(iii) all Class A common stock will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, with respect to the Class A common stock to be offered by the Selling Stockholders pursuant to the Registration Statement, such Class A common stock when issued, will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Class A common stock.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

January 10, 2020 Page 3

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP